                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                OFFICEMAX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                [OfficeMax Logo]

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2003

                      ------------------------------------

To Our Shareholders:

     Notice is hereby given that the 2003 Annual Meeting of Shareholders of OfficeMax, Inc., an Ohio corporation, will be held at the Company's International Headquarters, 3605 Warrensville Center Road, Shaker Heights, Ohio, on Thursday, June 5, 2003, at 9:00 a.m. local time. At the meeting, shareholders will act on the following matters:

     (1) The election of four directors;

     (2) A proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, the Company's Annual Incentive Bonus Plan; and

     (3) Any other matters that properly come before the meeting.

     We describe each item in more detail in this proxy statement, which you should read in its entirety before voting.

     Only shareholders of record of OfficeMax common shares (NYSE:OMX) at the close of business on April 9, 2003, are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.

     This year, we are again offering our shareholders of record the convenience of voting electronically via the Internet or by telephone. We encourage you to vote electronically and help us save money. If you vote via the Internet or by telephone, you should not return your proxy card.

                                            By order of the Board of Directors,

                                            /s/ Ross H. Pollock
                                            Ross H. Pollock
                                            Secretary
May 5, 2003
Shaker Heights, Ohio

     YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE OVER THE INTERNET, BY TELEPHONE OR BY USING A TRADITIONAL PROXY CARD. Detailed voting instructions appear on the next page.

     For security purposes, holders whose shares are held in "street name" who plan to attend the meeting will be required to produce a copy of a brokerage statement reflecting share ownership as of the record date.

OfficeMax, Inc.                                                 [OfficeMax Logo]
3605 Warrensville Center Road
Shaker Heights, Ohio 44122
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TIME AND DATE.............................  9:00 a.m. local time, on Thursday, June 5, 2003
PLACE.....................................  OfficeMax International Headquarters
                                            3605 Warrensville Center Road
                                            Shaker Heights, Ohio 44122

ITEMS OF BUSINESS.........................  (1) Election of four directors;

                                            (2) A proposal to approve, for purposes of Section
                                            162(m) of the Internal Revenue Code, the Company's
                                                Annual Incentive Bonus Plan; and

                                            (3) Any other matters that properly come before the
                                                meeting.

RECORD DATE...............................  You are entitled to vote if you were a shareholder of record at the close of business on April 9, 2003.

ANNUAL REPORT.............................  Our 2002 Annual Report to Shareholders for the fiscal year ended January 25, 2003, which is not a part of the
                                            proxy soliciting material, is enclosed.

PROXY VOTING..............................  Shareholders of record can vote by one of the following methods:

                                            - VISIT THE WEB SITE AT HTTP://WWW.EPROXYVOTE.COM/OMX to
                                            vote over the Internet anytime up to 11:59 p.m. New York
                                              time on June 4, 2003;

                                            OR

                                            - CALL 1-877-779-8683 from the U.S. and Canada (this
                                            call is free) or 001-1-201-536-8073 from other countries
                                              to vote by telephone anytime up to 11:59 p.m. New York
                                              time on June 4, 2003;

                                            OR

                                            - MARK, SIGN, DATE AND RETURN the enclosed proxy card in
                                            the envelope provided.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time up to the time your proxy is voted on the date of the meeting.

May 5, 2003
--------------------------------------------------------------------------------

                        SAVE OUR COMPANY TIME AND MONEY

     Please take advantage of two cost effective and convenient ways to vote your shares:

           - via the Internet

           - by telephone

                        PLEASE VOTE YOUR SHARES PROMPTLY
--------------------------------------------------------------------------------

                                [OfficeMax Logo]

                         3605 Warrensville Center Road
                           Shaker Heights, Ohio 44122

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 5, 2003

                            ------------------------

     We are furnishing this proxy statement in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's International Headquarters, 3605 Warrensville Center Road, Shaker Heights, Ohio, on Thursday, June 5, 2003, at 9:00 a.m. local time. This proxy statement and the accompanying proxy card, together with our Annual Report to Shareholders for the fiscal year ended January 25, 2003 (which is not part of our proxy soliciting material), are being mailed to shareholders on or about May 5, 2003.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, our management will report on our performance during fiscal year 2002 and respond to appropriate questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, April 9, 2003, are entitled to receive notice of the annual meeting and to vote their shares that they held on that date at the meeting, or any adjournment or postponement thereof. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. Only shareholders of record at the close of business on April 9, 2003, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of all shares outstanding on the record date will constitute a quorum. As of the record date, 124,238,062 common shares were outstanding. Each common share is entitled to one vote at the meeting. Proxies received but marked "WITHHELD" and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO YOU VOTE?

     Shareholders of record can vote by one of the following methods:

     - VISIT THE WEB SITE AT HTTP://WWW.EPROXYVOTE.COM/OMX to vote over the Internet anytime up to 11:59 p.m. New York time on June 4, 2003; or

     - CALL 1-877-779-8683 from the U.S. and Canada (this call is free) or 001-1-201-536-8073 from other countries to vote by telephone anytime up to 11:59 p.m. New York time on June 4, 2003; or

     - MARK, SIGN, DATE AND RETURN the enclosed proxy card in the envelope provided.

     If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote in person. Holders whose shares are held in "street name" who wish to vote at the meeting must obtain a proxy from the institution that holds their shares.

CAN YOU CHANGE YOUR VOTE OR REVOKE YOUR PROXY AFTER YOU RETURN YOUR PROXY VOTE?

     Yes. Even after you have voted your proxy by the Internet or telephone, or have executed and returned your proxy card, you may change your vote at any time prior to its exercise by giving written notice to OfficeMax or at the annual meeting, by executing and forwarding a later-dated proxy card to OfficeMax, or by voting a later proxy by the Internet or telephone. Attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO YOU VOTE YOUR 401(K) AND EXECUTIVE SAVINGS PLAN SHARES?

     If you participate in OfficeMax's 401(k) Savings Plan or Executive Savings Deferral Plan, you will receive a proxy card that will include the number of common shares equivalent to the value credited to your account. If you complete and properly sign the proxy card and return it by the close of business on June 2, 2003, or vote by telephone or the Internet, the trustee of the plan will vote your shares in accordance with your proxy. If you do not return your proxy, or vote by telephone or the Internet, the share equivalents credited to your account will be voted by the trustee in the same proportion in which it votes share equivalents for which timely proxies were delivered.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     - Election of Directors. The four nominees who receive the most votes will be elected. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     - Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "WITHHELD" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of votes necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, or with your vote on the Internet or by telephone, the persons named as proxies on the proxy card will vote in accordance with the recommendations of our Board of

Directors. Our Board's recommendation for each item and a description of each item are included in this proxy statement. In summary, our Board recommends a vote:

     - for election of the four nominees as directors; and

     - for approval, for purposes of Section 162(m) of the Internal Revenue Code, of the Company's Annual Incentive Bonus Plan.

       With respect to any other matters that properly come before the meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is made, using their own discretion.

WHOM DO YOU CONTACT IF YOU HAVE ADDITIONAL QUESTIONS?

     If you have any questions prior to the annual meeting, please contact the OfficeMax Investor Relations Department at (216) 471-6697 or via email at: investor@officemax.com.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Except as set forth below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

                                                                  NUMBER OF
                      NAME AND ADDRESS                          COMMON SHARES      PERCENT
                    OF BENEFICIAL OWNER                       BENEFICIALLY OWNED   OF CLASS
                    -------------------                       ------------------   --------
Wellington Management Company, LLP..........................     6,422,100 (1)       5.2%
  75 State Street
  Boston, MA 02109
Dimensional Fund Advisors, Inc..............................     6,372,507 (2)       5.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

     --------------------

(1) Based on information obtained from a Schedule 13G filed on February 12, 2003, by Wellington Management Company, LLP, which shares are owned in its capacity as an investment advisor.

(2) Based on information obtained from a Schedule 13G filed on February 7, 2003, by Dimensional Fund Advisors Inc., in its role as investment advisor or manager for four investment companies and certain other trusts and separate accounts. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as to each director, each executive officer named in the Summary Compensation Table and the directors and executive officers as a group, information regarding the amount and nature of common shares beneficially owned (unless otherwise indicated) at April 9, 2003.

                                                         NUMBER OF
                                                       COMMON SHARES   ACQUIRABLE
                                                       BENEFICIALLY    WITHIN 60    PERCENT OF SHARES
                        NAME                           OWNED (1)(2)     DAYS(3)        OUTSTANDING
                        ----                           -------------   ----------   -----------------
Michael Feuer........................................    6,021,794     3,544,582           4.7%
Raymond L. Bank......................................       65,824        18,750             *
Burnett W. Donoho....................................       63,318        18,750             *
Ivan J. Winfield.....................................       55,049        18,750             *
Jerry Sue Thornton...................................       38,521        12,500             *
Lee Fisher...........................................       10,987            --             *
Jacqueline F. Woods..................................       10,608            --             *
Edwin J. Holman......................................           --            --             *
Gary J. Peterson.....................................      519,095       485,833             *
Michael F. Killeen...................................       47,471        35,000             *
Harold L. Mulet......................................      351,682       319,825             *
Ryan T. Vero.........................................      215,711       203,853             *
All executive officers and directors as a group (14
  persons)...........................................    7,743,291     4,976,802           6.0%

---------------

 * Less than 1%.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting power, and shares acquirable within 60 days after April 9, 2003. Mr. Feuer disclaims beneficial ownership of the following shares included in the table:

        - 3,225 shares owned by a trust for the benefit of Mr. Feuer's son and 3,000 shares owned by a trust for the benefit of Mr. Feuer's daughter, as to each of which Mr. Feuer's wife is the trustee, and 1,500 shares owned directly by his wife.

(2) For executive officers includes: (a) interests in our 401(k) Plan and Executive Savings Deferral Plan as of December 31, 2002 with respect to which participants have voting power but no investment power (Mr.
    Feuer - 5,485 shares; Mr. Peterson - 1,418 shares; Mr. Killeen - 234 shares; Mr. Vero - 2,264 shares; and all current executive officers as a group - 12,815 shares); and (b) shares purchased in accordance with the requirements of our Management Share Purchase Plan in connection with the payment of fiscal 2002 bonus amounts on April 10, 2003 (Mr. Feuer - 35,802 shares; Mr. Peterson - 16,844 shares; Mr. Killeen - 10,237 shares; Mr.
    Mulet - 9,144 shares; Mr. Vero - 7,164 shares; and all current executive officers as a group - 90,451 shares).

(3) Reflects the number of shares that could be purchased by exercise of options available at April 9, 2003, or within 60 days thereafter, under our Equity-Based Award Plan.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Our Board of Directors currently consists of eight members, divided into two classes of four members each. At the meeting, common shares represented by proxies delivered to us, unless otherwise specified, will be voted for the election of the four nominees hereinafter named, each to serve for a term of two years or until his or her successor is duly elected and qualified. If any nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies may not be voted at the annual meeting for more than four persons.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL FOUR NOMINEES.

             NOMINEES STANDING FOR ELECTION FOR TERM EXPIRING 2005

     The nominees standing for election are:

                                                                               DIRECTOR    TERM
       NAME          AGE                  PRINCIPAL OCCUPATION                  SINCE     EXPIRES
       ----          ---                  --------------------                 --------   -------
Michael Feuer        58    Mr. Feuer is the Company's Co-founder, Chairman of    1988      2003
                           the Board and Chief Executive Officer. Prior to
                           becoming Chairman in 1995, Mr. Feuer served as
                           President of the Company. From May 1970 to March
                           1988, Mr. Feuer was associated with Jo-Ann Stores,
                           Inc., a national fabric and craft retail store
                           chain. Prior to his departure from Jo-Ann Stores,
                           Mr. Feuer served as a Senior Vice President and a
                           member of the company's executive committee.
Lee Fisher           51    Mr. Fisher has served as President and CEO of the     2002      2004
                           Center for Families and Children, a private,
                           non-profit, human services organization, since
                           March 1999. Mr. Fisher was a partner in the law
                           firm of Hahn Loeser & Parks from 1995 to 1999. Mr.
                           Fisher ran for election as Governor of the State
                           of Ohio in 1998. Mr. Fisher served as Ohio
                           Attorney General from 1991 to 1995 and as a member
                           of the Ohio Senate from 1984 to 1990. Mr. Fisher
                           is also a director of REX Stores, a specialty
                           retailer of electronics and appliances.
Edwin J. Holman      56    Mr. Holman has served as President and Chief           n/a       n/a
                           Operating Officer of New York City based
                           Bloomingdale's, an upscale nation-wide department
                           store division of Federated Department Stores,
                           Inc., since July 2000. From January 1999 to July
                           2000, Mr. Holman served as President and Chief
                           Operating Officer of Richs/Lazarus/Goldsmiths, a
                           department store division of Federated Department
                           Stores, Inc. From January 1996 to January 1999,
                           Mr. Holman served as Chairman and Chief Executive
                           Officer of Petrie Retail, Inc., a privately owned
                           specialty retail store chain.
Jerry Sue Thornton   56    Dr. Thornton has served as President of Cuyahoga      2000      2003
                           Community College in Cleveland, Ohio since 1992.
                           From 1985 to 1991, she was President of Lakewood
                           Community College in Minnesota. She is also a
                           director of American Greetings Corporation,
                           Applied Industrial Technologies Incorporated,
                           National City Corporation and RPM International
                           Incorporated.

                         DIRECTORS CONTINUING IN OFFICE

     The following directors were elected at our 2002 annual meeting for a term ending in 2004:

                                                                              DIRECTOR    TERM
      NAME         AGE                  PRINCIPAL OCCUPATION                   SINCE     EXPIRES
      ----         ---                  --------------------                  --------   -------
Burnett W. Donoho  63    Mr. Donoho is currently a management consultant.       1995      2004
                         From March 1999 to September 2000, Mr. Donoho
                         served as Chairman and Chief Executive Officer of
                         Wellbridge (fka Club Sports International), a
                         health and fitness club company. From January 1998
                         to February 1999 and from January 1996 to February
                         1997, Mr. Donoho was a retail consultant. From
                         February 1997 to January 1998, Mr. Donoho served as
                         Vice Chairman and Chief Operating Officer of
                         Montgomery Ward & Co. Mr. Donoho also served as
                         Vice Chairman, Chief Operating Officer of Macy's
                         East, a then division of R.H. Macy & Co. He is also
                         a director of GTECH Corporation.
Michael F.         59    Mr. Killeen joined the Company in December 2001, as    2002      2004
  Killeen                Senior Executive Vice President, Financial and
                         Corporate Strategies, and assumed the duties of
                         Chief Financial Officer in January 2002. From
                         January 2000 to December 2001, Mr. Killeen was a
                         business consultant. From 1978 to December 1999,
                         Mr. Killeen was a partner with the accounting firm
                         of Arthur Andersen LLP.
Ivan J. Winfield   68    Mr. Winfield has been an Associate Professor at        1998      2004
                         Baldwin-Wallace College, Cleveland, Ohio and
                         business consultant since September 1995. From 1970
                         until October 1994, Mr. Winfield was a partner with
                         the accounting firm of Coopers & Lyband where he
                         served as a Managing Partner from July 1978 to
                         October 1994. Mr. Winfield is also a director of
                         Boykin Lodging Co., HMI Industries, Inc. and
                         Rainbow Rentals, Inc.
Jacqueline F.      55    Ms. Woods served as President of Ameritech Ohio, a     2002      2004
  Woods                  subsidiary of SBC Communications, Inc., a global
                         communications company, from 1993 until she retired
                         in 2000. Ms. Woods is also a director of The Timken
                         Company and The Andersons, Inc.

HOW OFTEN DID OUR BOARD MEET DURING FISCAL YEAR 2002?

     During the fiscal year ended January 25, 2003, our Board of Directors held five meetings. Each director attended at least 75% of the meetings of our Board of Directors and committees on which he or she served, except Mr. Donoho.

WHAT COMMITTEES HAS OUR BOARD ESTABLISHED?

     Audit Committee. Messrs. Winfield (Chairperson) and Bank and Ms. Woods are the current members of our Audit Committee, which is empowered to exercise all powers and authority of our Board of Directors with respect to our annual audit, accounting policies, financial reporting and internal controls. The functions of the Audit Committee and its activities during fiscal 2002 are more fully described below under the heading "Report of the Audit Committee." The Board of Directors has determined that: (i) all members of the Audit Committee are "independent" within the meaning of the listing standards of the NYSE; and (ii) Mr. Winfield, Chairperson of the Audit Committee, is an "audit committee financial expert" as defined under the rules promulgated pursuant to the Sarbanes-Oxley Act. In addition, the Board has adopted a written charter for the Audit Committee, a copy of which was attached to the Company's proxy statement for the 2001 annual meeting of shareholders.

     Compensation Committee. Messrs. Fisher (Chairperson) and Bank and Ms. Thornton are the current members of our Compensation Committee, which is empowered to exercise all powers and authority of our Board with respect to compensation of our officers. The Compensation Committee met one time and consulted informally on other occasions during fiscal 2002.

     Corporate Governance and Nominating Committee. Mses. Thornton (Chairperson) and Woods and Mr. Donoho are the current members of our Corporate Governance and Nominating Committee, which is responsible for developing and implementing policies and practices relating to corporate governance. In addition, the Corporate Governance and Nominating Committee conducts searches for prospective board members, reviews background information for candidates and recommends nominees to the full Board for election as directors of the Company. The Corporate Governance and Nominating Committee has not undertaken to consider nominees recommended by shareholders. The Corporate Governance and Nominating Committee met one time and consulted informally on other occasions during fiscal 2002.

HOW ARE DIRECTORS COMPENSATED?

     Directors who are not officers or associates of OfficeMax receive an annual retainer fee of $25,000 payable in restricted common shares of OfficeMax. These directors also receive a fee of $3,000 for each quarterly meeting of the board attended, and a fee of $1,500 for each committee meeting of the board attended, each of which is payable in common shares of OfficeMax.

THE BOARD'S PRESIDING DIRECTOR

     In 2002, the Board of Directors created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. The non-management members of the Board of Directors have designated Ms. Thornton to serve in this position until the Company's 2004 annual meeting of shareholders.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

     The Audit Committee Charter contains the primary responsibilities and duties of the Audit Committee, including its oversight of:

     - the filing of the quarterly and annual financial reports prepared by the Company's management;

     - the relationship between the Company and its outside auditor, including recommending its selection or removal, reviewing the scope of its audit and non-audit services and related fees, and determining whether the outside auditor is independent; and

     - the Company's systems of internal controls that management and the Board have established.

     The Audit Committee met nine times and consulted informally on other occasions during fiscal 2002 to carry out its responsibilities. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.

     As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both the Company's management and KPMG LLP, the Company's independent accountants, all financial statements prior to their issuance. These reviews included discussions with KPMG LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit

Committees") and discussed with KPMG LLP matters relating to its independence. The Audit Committee also considered whether the provision of information technology services and other non-audit services to the Company by KPMG LLP is compatible with maintaining its independence.

     In addition, the Audit Committee reviewed initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure. As part of this process, the Audit Committee will continue to monitor the scope of the Company's internal auditing program and steps taken by the Company's management to implement recommended improvements in internal procedures and controls.

     Taking all these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2003, for filing with the U.S. Securities and Exchange Commission.

                                          Members of Audit Committee

                                          Ivan J. Winfield, Chairperson
                                          Raymond L. Bank
                                          Jacqueline F. Woods

                             EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE

     Our compensation program is administered by the Compensation Committee of the Board of Directors, which has responsibility for reviewing all aspects of compensation paid by us to our executive officers. The Compensation Committee is composed of the three directors listed at the end of this report.

     The Compensation Committee's primary objective with respect to executive compensation is to work with our senior management to establish programs which attract and retain key managers and align their compensation with our overall business strategies, values and performance. To this end, the Compensation Committee has adopted an executive compensation philosophy which includes the following considerations:

     - A program that differentiates compensation based on corporate and individual performance;

     - An emphasis on equity incentives as a significant component of total compensation in order to align the interests of our executives closely with the long-term interests of shareholders;

     - An emphasis on total compensation versus cash salary compensation, under which base salaries are generally set at competitive levels, but which motivates and rewards our executives with total compensation (including year-end bonuses) at or above competitive levels if Company and individual performance reach predetermined objectives;

     - Recognition that, as an executive's level of responsibility increases, a greater portion of his or her total compensation opportunity should be based on equity and other performance incentives and less on base salary; and

     - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages share ownership and capital accumulation.

     The primary components of our executive compensation program are: (i) annual base salary; (ii) annual incentive bonus; and (iii) long-term equity incentive opportunities. The annual base salary, annual incentive bonuses and long-term incentive opportunities are intended to be competitive with market base salary and incentive compensation opportunities. The Compensation Committee utilizes data from various commercially available executive compensation surveys and other publicly available information in order to identify, on an annual basis, the base salary and incentive opportunities available at specialty retail companies with comparable sales. The Compensation Committee believes that these companies are likely to compete with the Company for executive talent. These companies include, among others, the office supply superstore companies comprising the peer group identified in the performance graph, as well as other national electronic and hard-line/big box retailers. Each component of compensation is discussed below.

     Base Salaries. Base salaries for our executives are subject to annual review and adjustment on the basis of individual performance criteria (both quantitative and qualitative), level of responsibility, and competitive and internal equity considerations. With respect to the increase of Mr. Feuer's base salary in April 2002 from $950,000 to $983,250 (a 3.5% increase), the Compensation Committee took into account the factors described above for other executive officers, as well as the fact that Mr. Feuer had not received a salary increase since May 1997.

     Annual Bonuses. Under our Annual Incentive Bonus Plan, our executives are eligible to receive annual cash bonus awards to focus attention on and provide a reward for achieving key individual and Company goals. Target incentive bonus amounts for executives are established at the beginning of each year, either as a dollar amount or a percentage of the executive's salary, depending upon each executive's level of responsibility and function.

     Performance objectives were established for OfficeMax at the beginning of the fiscal year and are designed to provide competitive bonuses on a "pay-for-performance" basis. In addition, specific individual performance objectives were established for each executive. The actual amount of bonus payable is generally expressed as a percentage of the executive's base salary and varies depending on the extent to which the Company and individual performance goals have been achieved.

     In fiscal 2002, the Company exceeded each of the minimum financial metric targets (earnings before interest, taxes, depreciation and amortization (EBITDA); comparable-store sales; and inventory turns) established by the Compensation Committee. Accordingly, bonuses were awarded to officers and other management level associates for fiscal 2002 based on the level of performance achieved. For fiscal 2003, the Company performance goals are based on improvement in the following key financial metrics: return on net assets (RONA); EBITDA; comparable-store sales; and inventory turns.

     Prior to the beginning of each fiscal year, all executives are required to designate at least 20%, and may elect to designate up to 100%, of their annual bonus to purchase restricted shares in accordance with our Management Share Purchase Plan (the "Management Share Purchase Plan") at a 20% discount from fair market value. Shares purchased under the Management Share Purchase Plan are generally subject to forfeiture for three years from the date of purchase. See
Item 2 "Description of Incentive Bonus Plan" on pages 16-18 for a further description of the Company's Annual Incentive Bonus Plan and the Management Share Purchase Plan.

     Long-Term Equity Incentives. We endeavor to foster an ownership culture that encourages superior performance by our executive officers and have adopted the Equity-Based Award Plan to provide for common share ownership at all levels. Pursuant to the Equity-Based Award Plan, the types of awards that can be made range from ordinary stock options to grants of restricted stock and stock appreciation rights.

     We intend to make annual grants of equity awards to our management personnel, including our executive officers. This annual grant program is designed to provide Company managers, over a number of years, with multiple stock options and related equity incentives. Each stock option will be granted with an exercise price equal to the fair market value of the common shares at the time of grant. Individual option grants are determined by the Compensation Committee based on a manager's current performance, potential for future responsibility, and salary multiples designed to increase the portion of the total compensation opportunity represented by equity incentives as a manager's level of responsibility increases. The Compensation Committee intends to place substantial emphasis on equity awards as a percentage of total compensation, consistent with its philosophy that equity awards more closely align the interests of our managers with the long-term interests of the Company's shareholders.

     In fiscal 2002, the annual grant of stock options to the named executive officers was approved by the Compensation Committee. In granting Mr. Feuer options in fiscal 2002, the Compensation Committee considered the effectiveness of Mr. Feuer's leadership of the Company in a difficult economic environment and in particular Mr. Feuer's ongoing efforts in rebuilding the entire infrastructure and putting in place new protocols, all of which are designed to produce long-term sustained growth, and in strengthening the Company's management team.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and the four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

     The Compensation Committee believes that it is generally in the best interest of the Company to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet overall objectives. Accordingly, the Compensation Committee reserves the authority to award non-deductible compensation in other circumstances as it may deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under
Section 162(m) will, in fact, satisfy such requirements.

     Conclusion. In conclusion, our executive compensation program is designed to provide a significant link between total compensation and our performance and long-term share price appreciation consistent with the compensation philosophies set forth above.

                                          Members of Compensation Committee

                                          Lee Fisher, Chairperson
                                          Raymond L. Bank
                                          Jerry Sue Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is, or has been, an officer or employee of OfficeMax.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                              ANNUAL COMPENSATION                   AWARDS
                                       ----------------------------------   -----------------------
                                                                OTHER       RESTRICTED   SECURITIES       ALL
                                                                ANNUAL        STOCK      UNDERLYING      OTHER
         NAME AND            FISCAL     SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
    PRINCIPAL POSITION       YEAR(1)    ($)(1)     ($)(2)        ($)          ($)(3)        (#)          ($)(4)
    ------------------       -------   --------   --------   ------------   ----------   ----------   ------------
Michael Feuer                 2002     $980,022   $678,443      $5,461            --       500,000      $ 3,637
Chairman and Chief            2001     $950,000         --      $4,747            --       295,000      $ 9,247
Executive Officer             2000     $968,269         --      $4,839       $14,871       400,000      $ 2,542

Gary J. Peterson (5)          2002     $615,750   $319,194          --            --       265,000      $ 2,255
President and Chief           2001     $600,000         --          --            --       147,500      $ 3,462
Operating Officer             2000     $542,308         --          --            --       500,000           --

Michael F. Killeen (6)        2002     $400,000   $194,000          --            --       105,000      $   692
Sr. Executive Vice
  President                   2001     $ 38,462         --          --            --       300,000           --
and Chief Financial Officer   2000           --         --          --            --            --           --

Harold L. Mulet               2002     $379,713   $173,285          --            --        75,000      $31,146
Executive Vice President
  Retail                      2001     $370,000         --          --            --        88,575      $33,729
Sales and Store
  Productivity                2000     $375,577         --          --       $ 3,110        75,000      $36,086

Ryan T. Vero                  2002     $287,499   $135,750          --            --        55,000      $ 2,000
Executive Vice President      2001     $241,538         --          --            --        41,300      $ 2,377
Merchandising and Marketing   2000     $208,654         --          --       $ 1,972        25,000           --

---------------

(1) Includes compensation earned, awarded or paid for the fiscal years ended January 25, 2003 (fiscal 2002), January 26, 2002 (fiscal 2001) January 27, 2001 (fiscal 2000), respectively. Because fiscal 2000 included 53 weeks, salaries in the table include an extra week of pay.

(2) In accordance with the requirements of the Management Share Purchase Plan, each named executive officer used 20% of the amount shown to purchase restricted shares on April 10, 2003 (the date fiscal 2002 bonuses were paid). The consideration paid and the number of shares purchased are as follows: Mr. Feuer -- $135,689 for 35,802 shares; Mr. Peterson -- $63,839 for 16,844 shares; Mr. Killeen -- $38,800 for 10,237 shares; Mr.
    Mulet -- $34,657 for 9,144 shares; and Mr. Vero -- $27,150 for 7,164 shares.

(3) Amounts shown reflect the difference between the closing market price for the common shares on the date of purchase and the purchase price paid multiplied by the number of restricted shares purchased by each of the named executive officers under our Management Share Purchase Plan. The aggregate restricted share holdings and values (net of consideration paid) at January 25, 2003 for the named executive officers are as follows: Mr.
    Feuer -- 17,757 shares, $(13,318); Mr. Peterson -- no shares, $0; Mr. Killeen -- no shares, $0; Mr. Mulet -- 3,713 shares, $(2,785); and Mr.
    Vero -- 2,355 shares, $(1,766). With respect to the restricted shares so purchased, if employment is terminated by the executive (other than as a result of death, disability or retirement after age 65) or if employment is terminated by OfficeMax for "cause" before the third anniversary of the purchase date, the executive will receive unrestricted shares having a value equal to the lesser of the current fair market value for the common shares or the price paid initially for such restricted shares. If the executive's employment is terminated by OfficeMax without cause before the third anniversary of the purchase date, the executive will receive unrestricted shares having a value equal to (i) the then current fair market value of a percentage of the restricted shares (based on the number of months of employment completed during the restricted period), plus (ii) as to the balance of the restricted shares the lesser in value of the restricted shares at their current fair market value or the price paid initially for such restricted shares. Dividends, if any, will be paid on restricted shares at the same rate as common shares.

(4) We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 2002 include the following: (a) matching contributions by OfficeMax under our 401(k) Savings Plan and our Executive Savings Deferral Plan for Messrs. Feuer, Peterson, Killeen and Vero, all of which are invested in common shares of OfficeMax (Mr. Mulet did not participate in the plans); and (b) forgiveness of a portion of the principal and accrued interest on a loan provided to Mr. Mulet is further described under "Certain Relationships and Related Transactions."

(5) Mr. Peterson joined OfficeMax in March 2000.

(6) Mr. Killeen joined OfficeMax in December 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            ----------------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF       PERCENT OF                                  ANNUAL RATES OF STOCK
                             SECURITIES     TOTAL OPTIONS                                PRICE APPRECIATION FOR
                             UNDERLYING       GRANTED TO     EXERCISE                        OPTION TERM(3)
                               OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION     -----------------------
           NAME             GRANTED(#)(1)   FISCAL YEAR(2)   ($/SHARE)       DATE          5%($)        10%($)
           ----             -------------   --------------   ---------   -------------   ----------   ----------
Michael Feuer.............     500,000           12.9%         $5.78     April 9, 2012   $1,817,505   $4,605,916
Gary J. Peterson..........     265,000            6.8%         $5.78     April 9, 2012   $  963,278   $2,441,135
Michael F. Killeen........     105,000            2.7%         $5.78     April 9, 2012   $  381,676   $  967,242
Harold L. Mulet...........      75,000            1.9%         $5.78     April 9, 2012   $  272,626   $  690,887
Ryan T. Vero..............      55,000            1.4%         $5.78     April 9, 2012   $  199,926   $  506,651

---------------

(1) These options vest one-third per year on each of the first, second and third anniversaries of the date of grant beginning April 9, 2003. The options are transferable to members of the executive's family, to a trust or trusts for the benefit of members of the executive's family or to a partnership or partnerships of members of the executive's family.

(2) Based on approximately 3.9 million options granted to all employees during the fiscal year ended January 25, 2003.

(3) The dollar amounts under these columns are the result of the calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of our stock price.

              AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2002
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                SHARES                       JANUARY 25, 2003            JANUARY 25, 2003(1)
                               ACQUIRED       VALUE      -------------------------    -------------------------
            NAME              ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----              -----------    --------    -------------------------    -------------------------
Michael Feuer...............         --           --        3,077,916/1,000,000               $436,600/$0
Gary J. Peterson............         --           --            272,500/640,000               $218,300/$0
Michael F. Killeen..........         --           --                  0/405,000               $0/$510,000
Harold L. Mulet.............         --           --            294,825/143,750               $131,091/$0
Ryan T. Vero................         --           --            181,500/102,500            $64,718/$3,594

---------------

(1) The value of unexercised in-the-money options is based on the difference between the fair market value of our common shares as of January 25, 2003 ($4.60 per share) and the option exercise price.

EMPLOYMENT AGREEMENT WITH MICHAEL FEUER

     OfficeMax and Mr. Feuer executed an Amended and Restated Employment Agreement on January 3, 2000 (the "Employment Agreement"). The Employment Agreement provides for the employment of Mr. Feuer on a rolling five-year "evergreen" basis. Mr. Feuer's current base salary is $1,000,000 per year and is subject to increase at the discretion of the Compensation Committee.

     If Mr. Feuer's employment is terminated for any reason (other than for "cause" or death), Mr. Feuer is entitled to payment of his base salary and bonus amounts equal to the highest bonus compensation paid or payable to him in respect of the three fiscal years immediately preceding the fiscal year during which such termination occurs, plus continuation of all other rights and benefits for the remainder of the term. The Employment Agreement also provides for the payment of a "gross-up" payment with respect to excise taxes on the foregoing payments. "Cause" is defined as fraud, commission of a felony or act that results in material injury to the business reputation of OfficeMax, willful and repeated failure to perform duties under the Employment Agreement, or material breach of the agreement.

     In the event of a material change in Mr. Feuer's position, duties or reporting relationship or a "change in control" of OfficeMax, Mr. Feuer is entitled to terminate the agreement and to treat the termination as a termination by OfficeMax without cause. "Change in control," as defined in the Employment Agreement, may occur when any person or group of commonly controlled persons controls 30% or more of OfficeMax or any transaction results in a change in ownership of 30% or more of the outstanding common shares or a sale or disposition of all, or substantially all, of the Company's assets.

     The Employment Agreement also contains provisions prohibiting Mr. Feuer from competing with OfficeMax, soliciting or hiring officers or disclosing confidential information of OfficeMax during the term of the agreement, including any periods during which he is not providing services but is receiving salary and bonus payments under the agreement.

SEVERANCE AGREEMENTS WITH OTHER KEY EXECUTIVES

     To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, we have entered into severance agreements with certain key executives, including each of the executive officers named in the Summary Compensation Table (other than Mr. Feuer). In the event there is a Change in Control (as defined in the agreements) of OfficeMax and the employment of the executive terminates under certain conditions described in the agreements at any time during the 24 months following the Change in Control, the executive will continue to receive the executive's monthly base pay for an agreed upon amount of time as follows:
Messrs. Peterson, Killeen, Mulet and Vero -- 24 months. Each agreement also contains a covenant by the executive not to compete with OfficeMax for 12 months following termination of employment. If an executive violates the covenant not to compete, the executive is no longer entitled to receive the monthly severance payments described below.

     In addition, Mr. Peterson's agreement provides that upon termination of his employment by OfficeMax (other than for Cause or Disability (as such terms are defined in the severance agreement)) or by Mr. Peterson for Good Reason (as defined in the severance agreement), he will continue to receive his monthly base salary as of such date for 36 months. Mr. Killeen's agreement provides that upon termination of his employment by OfficeMax (other than for Cause or Disability (as such terms are defined in the severance agreement)) or by Mr. Killeen for Good Reason (as defined in the severance agreement), he will continue to receive his monthly base salary as of such date for: 12 months if such termination occurs on or prior to May 10, 2003; or 24 months if such termination occurs after May 10, 2003. For Messrs. Mulet and Vero, the severance agreements provide that upon termination of their employment by OfficeMax (other than for Cause or Disability) or by them for Good Reason, they will continue to receive their monthly base salary as of such date for 12 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1999, the Company provided a $90,000 loan to Harold Mulet, Executive Vice President, Retail Sales and Store Productivity, to facilitate his relocation to Cleveland. Also, in fiscal 1999, the Company provided a collateralized loan to Mr. Mulet in connection with his acquisition of 19,000 shares of OfficeMax common stock. In fiscal 2000, the Company provided a $164,412 loan to Gary Peterson, President and Chief Operating Officer, to facilitate his relocation to Cleveland. Interest is charged on these loans at the federal short-term interest rate published by the Internal Revenue Service.

     The table below sets forth the largest aggregate amount outstanding on each loan during fiscal 2002 and the outstanding balance of each loan as of April 30, 2003.

                                                LARGEST AMOUNT OUTSTANDING   BALANCE AS OF
LOAN                                                DURING FISCAL 2002       APRIL 30, 2003
----                                            --------------------------   --------------
Mr. Mulet (relocation)........................           $ 31,146               $      0
Mr. Mulet (share purchase)....................           $116,111               $116,654
Mr. Peterson..................................           $185,274               $      0

EQUITY COMPENSATION PLANS

     The Company currently maintains the OfficeMax, Inc. Employee Share Purchase Plan, OfficeMax, Inc. Management Share Purchase Plan, OfficeMax, Inc. Director Share Plan and OfficeMax, Inc. Amended and Restated Equity-Based Award Plan.

     The following table and accompanying summaries of the features of the plans that have not been approved by shareholders provide information about our equity compensation plans as of January 25, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

                                              (A)                       (B)                       (C)
                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                                                                         FUTURE ISSUANCE UNDER
                                    NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE         EQUITY COMPENSATION
                                    BE ISSUED UPON EXERCISE      EXERCISE PRICE OF         PLANS (EXCLUDING
                                    OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,     SECURITIES REFLECTED IN
PLAN CATEGORY                         WARRANTS AND RIGHTS       WARRANTS AND RIGHTS           COLUMN (A))
-------------                       -----------------------   -----------------------   -----------------------
Equity compensation plans approved
  by security holders.............         7,936,526(1)               $10.25                   9,667,522(3)
Equity compensation plans not
  approved by security holders....         7,122,249(2)               $ 4.88                   1,006,904(4)
Total.............................        15,058,775                  $ 7.71                  10,674,426

---------------

(1) Consists of outstanding options for which newly issued shares have been reserved with the approval of shareholders under the Amended and Restated Equity-Based Award Plan.

(2) Consists of outstanding options that we expect to satisfy by delivery of treasury shares reserved without the approval of shareholders under the Amended and Restated Equity-Based Award Plan.

(3) This figure includes 1,739,645 shares that remained available for purchase as of January 25, 2003 under the Employee Share Purchase Plan, including shares purchased after that date with contributions previously received, and 118,949 shares that remained available for purchase as of January 25, 2003 under the Management Share Purchase Plan, including shares purchased after that date with contributions previously received. This figure also includes 7,808,928 newly issued shares that have been approved by shareholders and remained available for future issuance under the Amended and Restated Equity-Based Award Plan as of January 25, 2003. The Amended and Restated Equity-Based Award Plan provides that no more than 17,000,000 shares issued under the plan can be newly issued shares. The remaining 9,000,000 shares authorized under the Equity-Based Award Plan must be transferred from treasury.

(4) This figure includes 533,113 treasury shares that have not been approved by shareholders and remained available for future transfer under the Amended and Restated Equity-Based Award Plan as of January 25, 2003 and 473,791 treasury shares that have not been approved by shareholders and remained available for future transfer under the Director Share Plan as of January 25, 2003. See Footnote 3 for additional information about these plans.

     Former OfficeMax, Inc. Year 2000 Equity Incentive Plan. We previously maintained the Year 2000 Equity Incentive Plan, which provided for the granting of stock options, stock appreciation rights and restricted stock to key employees and directors. The Year 2000 Equity Incentive Plan authorized the issuance of 9,000,000 treasury shares and was not approved by shareholders. Effective March 7, 2001, this plan was merged into the shareholder-approved Amended and Restated Equity-Based Award Plan, which provided for substantially the same types of awards to eligible employees. Under the new merged plan, employees may receive either newly issued or treasury shares, but directors may only receive treasury shares.

     OfficeMax, Inc. Director Share Plan. The Director Share Plan provides for the issuance of up to 750,000 shares, consisting of 112,929 newly issued shares, which have been approved by our shareholders, and 637,071 treasury shares, which have not been approved by our shareholders. The Director Share Plan provides for the issuance of restricted shares and unrestricted shares of our common stock as compensation for our non-employee directors. Participants receive their entire annual retainer in the form of restricted common shares, which is paid at the beginning of the relevant calendar year, and all of their meeting fees in the form of unrestricted common shares, which are paid at the end of the calendar quarter in which the meetings occurred. The shares granted under the plan have a fair market value (as defined in the plan) equal to the retainer or meeting fees, as applicable, on the date of the grant. The restrictions on the restricted shares generally lapse one year from the date of grant. Except as set forth below, if a participant's service as a board member terminates during a restricted period, the participant will receive a pro-rated number of unrestricted shares based on the number of days the participant served as a director during the restricted period. If a participant's termination as a board member results from the participant's death, disability or a change in control (as defined in the plan), all restrictions on the participant's outstanding restricted shares will automatically expire. Participants under the plan can elect to defer the receipt of their shares until later years.

SHAREHOLDER PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on our common shares with the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index and an index based on a "line of business" peer group of companies consisting of Office Depot, Inc. and Staples, Inc. The graph assumes in each case an initial investment of $100 on January 24, 1998, with the peer group investment weighted on the basis of market capitalization at January 24, 1998.

[LINE GRAPH]

                                                     OFFICEMAX, INC.               PEER GROUP                    S&P 500
                                                     ---------------               ----------                    -------
Jan-98                                                   100.00                      100.00                      100.00
Jan-99                                                    73.00                      213.00                      128.00
Jan-00                                                    45.00                      165.00                      151.00
Jan-01                                                    23.00                      114.00                      141.00
Jan-02                                                    28.00                      149.00                      118.00
Jan-03                                                    31.00                      134.00                       90.00

---------------------------------------------------------------------------------------------------------------
                      Jan. 24, 1998  Jan. 23, 1999  Jan. 22, 2000  Jan. 27, 2001  Jan. 26, 2002  Jan. 25, 2003
---------------------------------------------------------------------------------------------------------------
 OfficeMax, Inc.           $100            73             45             23             28             31
---------------------------------------------------------------------------------------------------------------
 Peer Group                $100           213            165            114            149            134
---------------------------------------------------------------------------------------------------------------
 S&P 500                   $100           128            151            141            118             90
---------------------------------------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of filings with the SEC and written representations received by us from our executive officers and directors, we believe that all of our directors and executive officers and all persons who beneficially owned more than 10% of the Company's common shares complied during fiscal 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Mr. Fisher and Ms. Woods who were granted options in connection with their election to the Board of Directors. These late filings were the result of amendments effective in 2002 to the rules governing the time for reporting these transactions. Under the prior rules, reports were not required to be filed until after the end of the Company's fiscal year. Under the new rules, reports are due within two business days following the date of the transaction. The Company has instituted new procedures to ensure that future filings will be made in compliance with these new expedited filing requirements.

ITEM 2 -- APPROVAL, FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE,
                       OF THE ANNUAL INCENTIVE BONUS PLAN

GENERAL

     In 1995, the Board of Directors of the Company adopted, and at the 1998 annual meeting the shareholders of the Company approved, the Annual Incentive Bonus Plan for officers and key employees of the Company. The Incentive Bonus Plan was adopted to ensure that the awards under the Incentive Bonus Plan meet the criteria for deductibility under Section 162(m) of the Internal Revenue Code (the "Code").

     The Compensation Committee wishes to preserve the federal income tax deductibility of the compensation that is paid to the officers and key employees of the Company. Shareholder approval of the Incentive Bonus Plan is therefore required in order to comply with the requirement under Section 162(m) of the Code that the material terms of the Incentive Bonus Plan be approved every five years. No changes are being made to the Incentive Bonus Plan.

     The following is a summary of the terms of the Incentive Bonus Plan and does not purport to be complete. Reference is made to the Incentive Bonus Plan, a copy of which is attached hereto as Appendix A, for a complete statement of the terms of the Incentive Bonus Plan.

DESCRIPTION OF INCENTIVE BONUS PLAN

     The Incentive Bonus Plan is administered by the Compensation Committee and is intended to serve as a qualified performance-based compensation program under
Section 162(m) of the Code.

     All officers of the Company and the key employees of the Company and its subsidiaries who are designated by the Compensation Committee are eligible to participate in the Incentive Bonus Plan. In determining the persons to whom bonuses will be granted, the Compensation Committee takes into account the factors that it deems relevant in connection with accomplishing the purposes of the Incentive Bonus Plan. For fiscal year 2003, the Compensation Committee has established target awards for approximately 50 officers.

     Except as otherwise provided in the Incentive Bonus Plan, the Incentive Bonus Plan provides for the payment of annual incentive cash bonus awards to participants if, and only to the extent that, annual performance goals established by the Committee are met and only if the participant is employed by the Company on the date the bonus is paid. The goals established by the Compensation Committee can be expressed in terms of the Company's return on equity, assets, capital or investment; either pre-tax or after-tax profit levels of the Company and/or the Company's subsidiaries; expense reduction levels; implementation of critical projects or processes; level of sales; and/or changes in the market price of the Company's stock. The goals can include standards for minimum attainment, target attainment and maximum attainment. The goals established by the Compensation Committee can be (but need not be) different each year and different goals may be applicable to different participants. All determinations with respect to performance goals under the Incentive Bonus Plan will be made in accordance with generally accepted accounting principles, where applicable. For fiscal 2003, the Company performance goals are based on improvement in the following key financial metrics: RONA; EBITDA; comparable-store sales; and inventory turns.

     Participants are required to receive 20% of their annual incentive bonus in restricted shares in accordance with the terms and conditions of the Company's Management Share Purchase Plan which was adopted in connection with the Company's initial public offering in 1994. At the election of each participant, he or she may elect to receive up to 100% of his or her annual incentive bonus in restricted shares. Restricted shares are purchased under the Management Share Purchase Plan at a 20% discount from their market value and are restricted for three years. The Compensation Committee is currently assessing the effectiveness of this 20% restricted stock purchase requirement and exploring alternative equity and performance incentives in order to facilitate retention of the Company's executive talent. If the employee ceases to be an employee during the restricted period, he or she generally will receive unrestricted shares or cash equal in value to the lesser of cost or market value of the restricted shares. However, in the event of termination by the Company without cause, a participant will receive unrestricted shares or cash equal in value to (i) the market value of a percentage of restricted shares, such percentage being based upon the number of months of employment during the restricted period, and (ii) with respect to the balance of the shares, the lesser of cost or market value of such shares.

     No common shares will be issued under the Incentive Bonus Plan. To the extent that annual incentive bonuses are paid in restricted shares, such restricted shares are issued under, and subject to the terms and conditions of, the Management Share Purchase Plan.

     The bonus under the Incentive Bonus Plan to the Company's chief executive officer for any plan year may not exceed three times his salary, and the bonus for each other participant who is a covered employee (within the meaning of Section 162(m)(3) of the Code) may not exceed two times the salary of such participant. In addition, no participant may receive compensation under the Incentive Bonus Plan for any taxable year in excess of $6 million.

     The bonuses earned under the Incentive Bonus Plan for fiscal 2002 by the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including all current officers who are not executive officers, as a group are included in the table below. These bonuses were paid in April 2003.

                          ANNUAL INCENTIVE BONUS PLAN

NAME AND POSITION                                              DOLLAR VALUE ($)
-----------------                                              ----------------
Michael Feuer, Chairman and Chief Executive Officer.........      $  678,443
Gary J. Peterson, President and Chief Operating Officer.....      $  319,194
Michael F. Killeen, Sr. Executive Vice President and Chief
  Financial Officer.........................................      $  194,000
Harold L. Mulet, Executive Vice President, Retail Sales and
  Store Productivity........................................      $  173,285
Ryan T. Vero, Executive Vice President, Merchandising and
  Marketing.................................................      $  135,750
Executive Group (5 persons).................................      $1,500,672
Non-Executive Director Group (0 persons)....................        --      (1)
Non-Executive Officer Employee Group (42 persons)...........      $2,252,165

---------------

(1) Directors who are not employees of the Company are not eligible to participate in the Incentive Bonus Plan.

     Although final awards under the Incentive Bonus Plan for fiscal 2003 are not currently determinable, if the Company hits its plan, the 2003 target award for Mr. Feuer is $840,000, for Mr. Peterson is $432,000, for Mr. Killeen is $295,000, for Mr. Mulet is $233,750, for Mr. Vero is $178,750, for all current executive officers as a group is $1,979,500, and for all employees, including all current officers who are not executive officers, as a group is approximately $5 million. These participants are currently required to receive at least 20% of any annual incentive bonus for 2003 in restricted shares of OfficeMax common stock as further described above. If the Company exceeds its plan, final awards will not exceed 170% of the plan target awards. No target amounts for 2003 for directors who are not executive officers are included because these directors are not eligible to participate in the Incentive Bonus Plan.

     No award may be granted under the Incentive Bonus Plan with respect to any plan year after fiscal 2008. Awards made with respect to fiscal 2008 or prior years, however, may extend beyond fiscal 2008 and the provisions of the Incentive Bonus Plan will continue to apply thereto.

     The Board can from time to time amend, suspend or discontinue the Incentive Bonus Plan; provided, however, that no amendment which requires shareholder approval in order for the Incentive Bonus Plan to continue to comply with
Section 162(m) of the Code will be effective unless it receives the requisite shareholder approval. In addition, the Committee can make such amendments as it deems necessary to comply with other applicable laws, rules and regulations.

SHAREHOLDER VOTE

     The Incentive Bonus Plan will require for its approval the affirmative vote of the holders of a majority of the voting power of the Company's shares entitled to vote on this item present, in person or by proxy, and which are actually voted, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE, FOR PURPOSES OF SECTION 162(M) OF THE CODE, THE ANNUAL INCENTIVE BONUS PLAN.

     It is intended that the shares represented by proxies in the enclosed form(s) will be voted for the proposal to approve the Incentive Bonus Plan, unless contrary instructions are received. If the Incentive Bonus Plan is not approved by the shareholders of the Company, no payments will be made under the Incentive Bonus Plan with respect to performance periods commencing with January 25, 2003 and thereafter.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed proxy card returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy.

                             ADDITIONAL INFORMATION

ADVANCE NOTICE PROCEDURES

     Our code of regulations requires that proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for our 2004 annual meeting must be received at our headquarters, 3605 Warrensville Center Road, Shaker Heights, Ohio 44122, Attention: Corporate Secretary, no earlier than March 7, 2004, and no later than April 6, 2004. Under our code of regulations, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that we may be required to include in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder entitled to vote who has delivered notice to us (containing certain information specified in our code of regulations) not less than 60 or more than 90 days prior to the anniversary date of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Shareholders interested in submitting a proposal for inclusion in proxy materials for the Company's annual meeting of shareholders in 2004 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at our headquarters, 3605 Warrensville Center Road, Shaker Heights, Ohio 44122, Attention: Corporate Secretary, no later than January 6, 2004. In order to prevent any question as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.

INDEPENDENT ACCOUNTANTS

     KPMG LLP acted as the Company's independent accountants for the fiscal year ended January 25, 2003. The Audit Committee has selected KPMG LLP to examine the Company's consolidated financial statements for the fiscal year ending January 24, 2004. Representatives of KPMG LLP, our independent accountants, are expected to be present at the meeting with the opportunity to make a statement about our financial condition, if they desire to do so, and to respond to appropriate questions from shareholders.

     On July 18, 2002, OfficeMax dismissed its independent accountant, PricewaterhouseCoopers LLP ("PWC"), effective upon completion of certain statutory audits of the Company's foreign subsidiaries (which statutory audit have since been completed). PWC's reports on OfficeMax's financial statements for the fiscal years ended January 26, 2002 and January 27, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During OfficeMax's two most recent fiscal years ended January 26, 2002 and January 27, 2001 and the subsequent interim period through July 18, 2002, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports.

     On July 19, 2002, OfficeMax engaged KPMG LLP ("KPMG") to serve as OfficeMax's independent auditor for the fiscal year ended January 25, 2003. During OfficeMax's two most recent fiscal years ended January 26, 2002 and January 27, 2001 and the subsequent interim period preceding the engagement of KPMG LLP, neither OfficeMax nor anyone on its behalf has consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on OfficeMax's financial statements, or any other matters, disagreements or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. OfficeMax's dismissal of PWC and engagement of KPMG was recommended by OfficeMax's Audit Committee and approved by OfficeMax's Board of Directors.

AUDIT AND NON-AUDIT FEES FOR FISCAL 2002

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for fiscal 2002, and fees for other services rendered by KPMG LLP for fiscal 2002:

Audit fees (1)..............................................  $445,000
Financial information systems design and implementation.....  $      0
All other fees (2)..........................................  $ 81,021

---------------

(1) Audit fees include fees billed in conjunction with the year-end audit and quarterly reviews.

(2) Consists of fees for tax consultation and tax compliance services.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

EXPENSE AND METHOD OF PROXY SOLICITATION

     The solicitation of proxies is made by and on our behalf and at our expense. We have retained Georgeson Shareholder Communications Inc. ("GSC") at an estimated cost of $6,000, plus reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation by mail, GSC and our directors, officers and regular employees may solicit proxies in person, by telephone, or by facsimile. Proxies may be solicited by directors, officers and employees of OfficeMax without additional compensation. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of shares.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE TO EACH SHAREHOLDER WHO IS SOLICITED TO VOTE AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS, UPON THE WRITTEN REQUEST OF SUCH PERSON AND WITHOUT CHARGE, A COPY OF OUR 2002 ANNUAL REPORT ON FORM 10-K. PLEASE DIRECT REQUESTS TO US AT OFFICEMAX, INC., P.O. BOX 228070, CLEVELAND, OHIO 44122-8070,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                          By order of the Board of Directors,

                                          /s/ Ross H. Pollock
                                          Ross H. Pollock
                                          Secretary

May 5, 2003

                                                                      APPENDIX A

                                OFFICEMAX, INC.
                          ANNUAL INCENTIVE BONUS PLAN

1. Purposes.

     The purposes of the OfficeMax, Inc. Annual Incentive Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards, to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return, and to enable executives, through the mandatory and optional share purchase features of the Management Share Purchase Plan, to develop and maintain a substantial share ownership position in the Company's Shares. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2. Definitions.

     The following terms, as used herein, shall have the following meanings:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan; the payment of any such award shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

          (c) "Change in Control" shall mean the occurrence of an event described in Section 6(e) hereof.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan, or if it elects to administer the Plan, the Board.

          (f) "Company" shall mean OfficeMax, Inc., a corporation organized under the laws of the State of Ohio, or any successor corporation.

          (g) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (i) "Management Share Purchase Plan" shall mean the OfficeMax, Inc. Management Share Purchase Plan, as amended from time to time.

          (j) "Participant" shall mean an officer or other employee of the Company or one of its Subsidiaries who is eligible to participate herein pursuant to Section 3 of the Plan and for whom a target Bonus is established with respect to the relevant Plan Year.

          (k) "Performance Goal(s)" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 5 hereof.

          (l) "Plan" shall mean the OfficeMax, Inc. Annual Incentive Bonus Plan, as amended from time to time.

          (m) "Plan Year" shall mean the Company's fiscal year.

          (n) "Restricted Shares" shall mean the Shares in which a Bonus is partially or wholly payable pursuant to Section 6(d) hereof; such Restricted Shares are issuable pursuant to the Management Share Purchase Plan.

          (o) "Shares" shall mean common shares, without par value, of the Company.

          (p) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its employees participate in the Plan.

3. Eligibility.

     All Company officers and such key employees of the Company and its Subsidiaries as are designated by the Committee shall participate in the Plan. In determining the persons to whom Bonuses shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

4. No Shares Subject to the Plan.

     No Shares of the Company shall be reserved for, or issued under, the Plan. To the extent that annual bonuses are paid in Restricted Shares, such Restricted Shares shall be issued under, and subject to the terms and conditions of, the Management Share Purchase Plan.

5. Performance Goals.

     Performance Goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or the Subsidiaries or any combination thereof, (iii) expense reduction levels, (iv) implementation of critical projects or processes, (v) level of sales and/or (vi) changes in market price of the Shares. To the extent applicable, any such Performance Goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different goals may be applicable to different Participants.

6. Bonuses.

     (a) In General. For each Plan Year, the Committee shall specify the Performance Goals applicable to such Plan Year and the amount of the target Bonus for each Participant with respect to such Plan Year. A Participant's target Bonus for each Plan Year shall be expressed as either a dollar amount or as a percentage of the Participant's salary for the Plan Year. Unless otherwise provided by the Committee in its discretion in connection with terminations of employment, or except as set forth in Section 6(e) hereof, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the last day of the Plan Year. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage shall vary depending upon the extent to which the Performance Goals have been attained. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee. No Participant will receive compensation under this Plan for any taxable year in excess of $6,000,000.

     (b) Special Limitation on Certain Bonuses. Notwithstanding anything to the contrary contained in this Section 6, the actual Bonus paid to the Company's Chief Executive Officer under the Plan for any Plan Year may not exceed three times the salary of the Chief Executive Officer for such Plan Year; and the Bonus for each other Covered Employee under the Plan may not exceed two times the salary of such Covered Employee for such Plan Year.

     (c) Time of Payment. Unless otherwise determined by the Committee, or except as provided in Section 6(e) hereof, all payments in respect of Bonuses granted under this Section 6 shall be made within a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

     (d) Form of Payment. Except as provided in Section 6(e) hereof, payment of at least 20 percent of each Participant's Bonus for any Plan Year (less applicable payroll deductions) shall be made in Restricted Shares pursuant to, and subject to the terms and conditions of, the Management Share Purchase Plan. At the election of each Participant (made in accordance with the terms and conditions of the Management Share Purchase Plan), up to 100 percent of the Participant's Bonus for any Plan Year (less applicable payroll deductions) shall be paid in Restricted Shares pursuant to, and subject to the terms and conditions of, the Management Share Purchase Plan. The number of Restricted Shares to be paid shall be calculated in accordance with the Management Share Purchase Plan. Payment of the balance of the Participant's Bonus for any Plan Year shall be made in cash. Payments of portions of any Bonuses made in Restricted Shares pursuant to the Management Share Purchase Plan may be referred to therein as "purchases" of such Shares.

     (e) Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a "Change in Control" of the Company (as defined in this Section 6(e)) shall occur following a Plan Year as to which the Committee has determined the actual Bonuses to be paid (but such Bonuses have not yet been paid), such Bonuses shall be paid immediately in cash, (ii) if a Change in Control shall occur following a Plan Year as to which the Committee has not yet determined the actual Bonuses to be paid, such Bonuses shall be immediately determined and paid in cash, and (iii) if a Change in Control shall occur during a Plan Year as to which target Bonuses have been established (but the actual Bonuses to be paid have not yet been determined), such Plan Year shall be deemed to have been completed, the target levels of performance set forth under the respective Performance Goals shall be deemed to have been attained, and a pro rata portion of the Bonus so determined for each Participant for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to each Participant for whom a target Bonus for such Plan Year was established.

     For purposes of this Section 6, a Change in Control of the Company shall occur upon the first to occur of the following:

          (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 33% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company), or

          (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

          (iii) during any period of three consecutive years beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

7. Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles; except as otherwise provided in Section 6(a) hereof, to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

8. General Provisions.

     (a) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) No Right to Continued Employment. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (c) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

     (e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment for Participants.

     (f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Ohio without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (h) Effective Date. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Bonuses made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Bonuses shall be null and void.

     (i) Interpretation.  The Plan is designed and intended to comply with
Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

     (j) Term. No Bonus may be granted under the Plan with respect to any Plan Year after fiscal 2008. Bonuses made with respect to fiscal 2008 or prior years, however, may extend beyond fiscal 2008 and the provisions of the Plan shall continue to apply thereto.

                            . FOLD AND DETACH HERE .
 ...............................................................................

                                ADMITTANCE PASS

                                OFFICEMAX, INC.

                      2003 ANNUAL MEETING OF SHAREHOLDERS

                             Thursday, June 5, 2003

                              9:00 a.m. local time

                      OFFICEMAX INTERNATIONAL HEADQUARTERS
                         3605 WARRENSVILLE CENTER ROAD
                              SHAKER HEIGHTS, OHIO

       FOR SECURITY REASONS, YOU MUST PRESENT THIS ADMITTANCE PASS IN ORDER TO ENTER THE MEETING.


                                       P
                                       R
                                       O
                                       X
                                       Y

                         OFFICEMAX, INC.

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    ANNUAL MEETING OF SHAREHOLDERS - JUNE 5, 2003 - 9:00 A.M.
              OFFICEMAX INTERNATIONAL HEADQUARTERS
                  3605 WARRENSVILLE CENTER ROAD
                      SHAKER HEIGHTS, OHIO

Your shares will be voted as recommended by the Board of Directors unless you indicate otherwise in which case they will be voted as marked. The undersigned hereby appoints MICHAEL FEUER, GARY PETERSON and ROSS POLLOCK as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the Common Shares of OfficeMax, Inc. held by the undersigned on April 9, 2003, at the Annual Meeting of Shareholders to be held on June 5, 2003, or any adjournment or postponement.

Election of Directors, Nominees:

(01) M. Feuer, (02) L. Fisher, (03) E.J. Holman, (04) J.S. Thornton

          CHANGE OF ADDRESS:

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

                            . FOLD AND DETACH HERE .
 ...............................................................................

[OfficeMax Logo]
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

          VOTE BY INTERNET OR TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

OfficeMax encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, either over the Internet or using a touch-tone telephone. Your Internet or telephone vote must be received by 11:59 p.m. New York time on June 4, 2003. Your Internet or telephone vote authorizes the Proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                            VOTER CONTROL NUMBER

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET
1.   POINT YOUR BROWSER TO THE WEB ADDRESS:
     http://www.eproxyvote.com/omx
2. Click on the "PROXY VOTING" icon. You will be asked to enter the Voter Control Number located in the box above.
     Then follow the instructions.

                                  OR



VOTE-BY-PHONE
1.   ON A TOUCH-TONE TELEPHONE, DIAL 1-877-779-8683 FROM THE
     U.S. AND CANADA OR DIAL 001-1-201-536-8073 FROM OTHER
     COUNTRIES.
2. You will be asked to enter the Voter Control Number located in the box above. Then follow the instructions.

VOTE-BY-MAIL
1. Mark, sign, date and return your proxy card in the envelope provided.

 IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY
                                     CARD.

Signature:
---------------------------------- Date:
Signature:

---------------------------------- Date:



                                                                       0925

 X       PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1
                                     AND 2.


                                FOR    AGAINST   ABSTAIN



                                                2. TO APPROVE THE
                                                   ANNUAL

                                                 INCENTIVE BONUS
                                                   PLAN
-----------------------------------
          OFFICEMAX, INC.

-----------------------------------

1. ELECTION OF DIRECTORS

 (PLEASE SEE REVERSE)

                 FOR           WITHHELD


               FOR                WITHHOLD
               ALL                FROM ALL
              NOMINEES            NOMINEES


                                                  Check box for change of
                                                                  address

          For all nominees except as written above

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.